DEED OF PLEDGE OF REGISTERED SHARES

On the fourteenth day of February two thousand fourteen appeared before me, Krishna van Zundert, ka.ndidaat-notaris, hereinafter: "civil law notary", deputising for Dr Thomas Pieter van Duuren, civil law notary (notaris) in Amsterdam, The Netherlands:-------------- Mr Albert Willem Lok, in this matter with residence at the offices of Clifford Chance LLP, Droogbak la, 1013 GE Amsterdam, The Netherlands, born in Zaanstad, The Netherlands, on the fifteenth day of December nineteen hundred eighty-one, in this respect acting as attorney-in-fact, duly authorised in writing, of:----------------------------- ---
1. REYNOLDS PACKAGING INTERNATIONAL B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands, and its registered office at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, and registered with the Dutch Commercial Register (Handelsregister) under number 34291103 (the "Pledgor");-

2.
THE BANK OF NEW YORK MELLON, a company incorporated under the laws of the State of New York, having its registered office at One Wall Street, New York, New York, United States of America, and registered with the Internal Revenue Service under number 13-5160382 (the "Collateral Agent"); and ---------

3.	BPTE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands, and its registered office at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, and registered with the Dutch Commercial Register (Handelsregister ) under number 33256930 (the "Company").------------------------------------- ------------------
The authorisation of the person appearing is derived from three (3) written powers of attorney, which will be attached to this deed (Annex).-------------------------------------------
The person appearing declared that:-----------------------------------------------------------------
IT IS HEREBY AGREED AS FOLLOWS: ----------------------------------------------------
!. DEFINITIONS AND INTERPRETATION --------------------------------------------
1.1 Definitions--------------------------------------------------------------------------------------
1.l.l Unless defined in this Deed or the context otherwise requires, a term defined in the First Lien Intercreditor Agreement has the same meaning in this Deed.-------------------------------------------------------------------------------
1.1.2 In addition the following terms shall have the following meaning: ---------- "Additional Agreement" has the meaning given thereto in the First Lien lntercreditor Agreement;-------------------------------------------- ---------------- "Agreed Security Principles" has the meaning it is given in the Credit Agreement;-----------------------------------------------------------------------------

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"Articles of Association" means the articles of association (statuten) of the Company as they currently stand and/or, as the case may be, as they may be amended from time to time; ---------------------------------------------- "Collateral Agent" means The Bank of New York Mellon in its capacity as collateral agent under the First Lien Intercreditor Agreement, and its successors and permitted assigns in such capacity; ----------------------------- "Credit Agreement" means the Third Amended and Restated Credit Agreement dated as of the twenty-eighth day of September two thousand twelve, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Closure Systems International Holdings Inc., Pactiv LLC, Evermen Packaging Inc., Reynolds Consumer Products Inc. and Beverage Packaging Holdings (Luxembourg) III S.a.r.l. as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG as administrative agent, as amended, extended, restructured, renewed, novated, supplemented, restated, replaced or modified from time to time; - "Deed" means this deed of pledge of registered shares; ----------------------- "Depository Receipts" means depository receipts of shares in the capital of the Company to which Meeting Rights are allocated; ---------------------- "Dividends" means cash dividends, distribution of reserves, repayments of capital and all other distributions and payments in any form which at any time during the existence of the right of pledge created hereby, become payable in respect of any one of the Shares;--------------------------- "Enforcement Event" means an Event of Default under, and as defined in, the First Lien Intercreditor Agreement;------------- ------------------------- - "First Lien Intercreditor Agreement" means the First Lien Intercreditor Agreement dated as of the fifth day of November two thousand nine, among the Collateral Agent, The Bank of New York Mellon, as trustee under each of the Senior Secured Notes Indentures, Credit Suisse AG as administrative agent under the Credit Agreement and the Loan Parties, as amended by the Amendment No. 1 and Joinder Agreement dated as of the twenty-first day of January two thousand ten, and as further amended, novated, supplemented, restated or modified from time to time; ------------ "Future Shares" means all shares in the capital of the Company, which are acquired by the Pledgor after the execution of this Deed;----------------- "lntercreditor    Arrangements"    means the First Lien Intercreditor Agreement and any other document that is designated by the Loan Parties' Agent and the Collateral Agent as an intercreditor agreement, in each case

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as amended, novated, supplemented, restated, replaced or modified from time to time; ---------------------------------------------------------------------------
"Issuers" means the Issuers under, and as defined in, each of the Senior
Secured Notes Indentures, including their successors in interest; ------------ "Lien" has the meaning it is given in the First Lien Intercreditor
.t\greement;-----------------------------------------------------------------------------
"Loan Documents" means the Credit Documents under, and as defined in, the First Lien Intercreditor .t\greement and any other document designated by the Loan Parties' .t\gent and the Collateral .t\gent as a Loan Document; -----------------------------------------------------------------------------
"Loan Parties" means the Grantors under, and as defined in, the First
Lien lntercreditor .t\greement; ----------------------------------------------------- "Loan Parties' Agent" means Reynolds Group Holdings Limited (formerly known as Rank Group Holdings Limited); -------------------------- "Meeting Rights" means the right to, in person or by a proxy authorised in writing, attend and address the general meeting. ---------------------------- "Parallel Debt" has the meaning ascribed thereto in Section 4.10 (Parallel Debt) of the First Lien Intercreditor .t\greement;-------------------- "Present Shares" means one hundred and eighty four (184) ordinary registered shares in the capital of the Company and registered in the name of the Pledgor, numbered 1 through 184, with a par value (nominate waarde) of one hundred euro (EUR 100.00) each; ----------------------------- "Principal Finance Documents" means the Credit .t\greement, the Senior Secured Notes Indentures, the First Lien Intercreditor .t\greement and any
.t\dditional .t\greement; --------------------------------------------------------------
"Principal Obligations" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party and each grantor of a security interest to the Secured Parties (or any of them) under each or any of the Loan Documents, together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents or any other document evidencing or securing any such liabilities other than the obligations pursuant to the Parallel Debt; ---------- "Related Rights" means the Dividends, all present and future rights of the Pledgor to acquire shares in the capital of the Company and all other present and future rights arising out of or in connection with the Shares other than the Voting Rights; -------------------------------------------------- ----
"Secured Obligations" means all present and future obligations and

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liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party and each grantor of a security interest to the Collateral Agent under each or any of the Loan Documents, together with all costs, charges and expenses incurred by the Collateral Agent in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents or any other document evidencing or securing any such liabilities, in each case, pursuant to the Parallel Debt and all Principal Obligations that are secured obligations pursuant to Clause 3.1; ------------ "Secured Parties" means the Secured Parties under, and as defined in, the First Lien Intercreditor Agreement; ----------------------------------------------- "Security Assets" means the Shares and the Related Rights;----------------- "Senior Secured Notes Indentures" means each of (i) an indenture dated the fifth day of November two thousand nine between Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, as modified, amended or supplemented from time to time, (ii) an indenture dated the fifteenth day of October two thousand ten and entered into between, among others, RGHL US Escrow I Inc., RGHL US Escrow I LLC and RGHL Escrow Issuer (Luxembourg) I S.A. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent as modified, amended or supplemented from time to time, (iii) an indenture dated the first day of February two thousand eleven and entered into between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent as modified, amended or supplemented from time to time, (iv) an indenture dated the ninth day of August two thousand eleven and entered into between, among others, RGHL US Escrow II Inc., RGHL US Escrow II LLC and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent as modified, amended or supplemented from time to time, and (v) an indenture dated the twenty eighth day of September two thousand twelve and entered into between, among others, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A. and The Bank of New York

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collateral agent and Wilmington Trust (London) Limited, as additional collateral agent. ----------------------------------------------------------------------
"Shares" means the Present Shares and the Future Shares. ------------------- "Voting Rights" means the voting rights existing at the time of the execution of this Deed in respect of any of the Shares as well as the voting rights allocated to any of the Shares after execution of this Deed, including the voting rights attached to Shares without voting rights as referred to in article 2:228 paragraph 5 of the Dutch Civil Code. -------------
1.2    Interpretation ---------------------------------------------------------------------------------
Subject to any contrary indication, any reference in this Deed to a "Clause", "Sub-clause" or "paragraph" shall be interpreted as a reference to a clause, sub clause or paragraph hereof. -------------------------------------------------------------------
1.3    Continuing security --------------------------------------------------------------------------
Any reference made in this Deed to any Loan Document or to any agreement or document (under whatever name), where applicable, shall be deemed to be a reference to:-------------------------------------------------------------------------------------

(a)
such Loan Document or such other agreement or document as the same may have been, or may at any time be, extended, prolonged, amended, restated, supplemented, restructured, replaced, modified, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and/or as facilities and/or financial services are or may at any time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, restructured, replaced, modified, renewed or novated thereunder including, without limitation,----------------

(i)	any increase or reduction in any amount available thereunder or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, ----------------

(ii)	any facility provided in substitution of, or in addition to, the facilities originally made available thereunder, -------------------------

(iii)	any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and ----------

(iv)	any combination of the foregoing, and/or --------------------------------

(b)
any document designated as a Loan Document by the Collateral Agent in accordance with the Loan Documents, and consequently, the rights of pledge created under and pursuant to this Deed and any supplemental deed of pledge will secure any additional amounts which are or may be made available or become payable under the Loan Documents from time

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to tiIIle.----------------------------------------------------------------------------------
1.4    Construction-----------------------------------------------------------------------------------

(a)
This Deed is subject to the terms of the Intercreditor ArrangeI11ents. In the event of a conflict between the terms of this Deed and the Intercreditor ArrangeI11ents, the terms of the Intercreditor ArrangeI11ents will prevail, subject to the I11andatory provisions of Dutch law. This does not apply to the extent that there is any inconsistency between the Intercreditor ArrangeIIlents and any term of this Deed that relates to creation or perfection of the security, to applicable law or to choice of court, in which case this Deed will prevail.----------------------------------------------------------

(b)
Any reference to the "Collateral Agent", the "Pledgor" or the "Secured Parties" shall be construed so as to include their (and any subsequent) successors and any permitted transferees or assignees in accordance with their respective interests.-------------------------------------------------------------

(c)
To the extent set out in Section 4.11 of the First Lien Intercreditor AgreeI11ent, the Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indeIIlilify the Collateral Agent, its agents, its attorneys, any delegate and any trustee in bankruptcy (curator) or adIIlinistrator (bewindvoerder) against any action, proceeding, claiIIls, losses, liabilities, expenses, deI11ands, taxes, and costs which it Illay sustain as a consequence of any breach by the Pledgor of the provisions of this Deed, the exercise or purported exercise of any of the rights and powers conferred on theIIl by this Deed or otherwise relating to the Security Assets. -----------------------------------------------------------------------

2.    UNDERTAKING TO PLEDGE AND PARALLEL DEBT------------------------- 2.1    Undertaking to pledge ----------------------------------------------------------------------- The Pledgor has agreed, or, as the case I11ay be, hereby agrees with the Collateral
Agent that the Pledgor shall grant to the Collateral Agent a right of pledge (pandrecht) over the Security Assets as security for the payIIlent of the Secured ()bligations.---------------------------------------- ---------------------------------------------
2.2    Parallel Debt-----------------------------------------------------------------------------------
Pursuant to the Parallel Debt the Collateral Agent has its own claiIIl in respect of the payI11ent obligations of the Loan Parties to the Secured Parties. With respect to this claiIIl the Collateral Agent acts in its own naI11e and not as representative (vertegenwoordiger ) of the Secured Parties or any of theIIl and consequently the
Collateral Agent becoI11es the sole pledgee (pandhouder) under this Deed. ----------
3.    PLEDGE ---------------------------------------------------------------------------------------
3.1    Assets--------------------------------------------------------------------
Pledge of Security
3.1.1 To secure the payI11ent of the Secured ()bligations the Pledgor hereby

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grants to the Collateral Agent a right of pledge (pandrecht) over the
Present Shares and the Related Rights pertaining thereto and grants in advance (bij voorbaat) to the Collateral Agent a right of pledge over the Future Shares and the Related Rights pertaining thereto, which rights of pledge are hereby accepted by the Collateral Agent. ----------------------------
3.l.2 To the extent that the pledge in advance as referred to in Clause 3.1.1 is not effective under Dutch law the Pledgor will forthwith execute a supplemental pledge in the form of this Deed or such other form as the Collateral Agent may, acting reasonably, agree in consultation with the Pledgor in order to perfect the pledge over such Future Shares and the Related Rights pertaining thereto. --------------------------------------------------
3.1.3 If and to the extent that at the time of creation of this right of pledge, or at any time hereafter, a Principal Obligation owed to the Collateral Agent cannot be validly secured through the Parallel Debt, such Principal Obligation itself shall be a Secured Obligation.----------------------------------
3.2    Registration ------------------------------------------------------------ ------------------------
The Collateral Agent is entitled to present this Deed and any other document pursuant hereto for registration to any office, registrar or governmental body in any jurisdiction (including, without limitation and for the avoidance of doubt, The Netherlands) the Collateral Agent deems necessary or useful to protect its interests. -----------------------------------------------------------------------------------------
3.3    Relate<I Righ.ts------------------------- --------------- ------------------------------------- ----
Only the Collateral Agent is entitled to receive and exercise the Related Rights pledged pursuant hereto. The Collateral Agent hereby authorises the Pledgor (as envisaged by article 3:246 paragraph 4 of the Dutch Civil Code) to receive Dividends paid in cash. The Collateral Agent is entitled to revoke this authorisation if an Enforcement Event has occurred and is continuing. ---------------
3.4    Voting Righ.ts -------------------- ------------------------------------------ --- --- ---- -- --
3.4.l In accordance with article 2:198 paragraph 3 of the Dutch Civil Code, in conjunction with the relevant provisions of the Articles of Association, the Pledgor acting in its capacity of sole shareholder, and constituting the general meeting of the Company, hereby approves, (i) the granting of a right of pledge in respect of the Shares and (ii) the conditional transfer to the Collateral Agent of the Voting Rights and other rights and powers attached to the Shares, by means of a written resolution adopted outside a meeting in accordance with article 2:238 of the Dutch Civil Code. ----------

3.4.2	The Voting Rights are hereby transferred to the Collateral Agent subject to the conditions precedent (opschortende voorwaarden) of:------------------

(a)	occurrence of an Enforcement Event and while it is continuing;

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an.d -----------------------------------------------------------------------------

(b)
written notice by the Collateral Agent to the Pledgor an.d the Compan.y that it, the Collateral Agent, will be entitled to exercise the \Toting Rights. -----------------------------------------------------------

3.4.3	Prior to receipt by the Compan.y of a notice as referred to in paragraph 3.4.2 sub (b): -------------------------------------------------------------

(a)
the Pledgor shall have the right to exercise the \Toting Rights an.d other rights and powers attached to the Shares provided it shall not at an.y time exercise, or refrain from exercising, such rights in a manner which would adversely affect the validity or enforceability of the security created hereby or cause an. Event of Default to occur; an.d ---------------------------------------------------------------------

(b)
the Collateral Agent shall not have the rights attributed by law to the holders of depository receipts to which Meeting Rights are allocated ( id est such rights will remain vested in the Pledgor until receipt by the Compan.y of a notice as referred to in paragraph 3.4.2 sub (b)).----------------------------------------------------

3.4.4
Forthwith upon receipt by the Compan.y of a notice as referred to in paragraph 3.4.2 sub (b) the Pledgor shall no longer be entitled to exercise the \Toting Rights.---------------------------------------------------------------------

3.4.5
After the Collateral Agent has notified the Pledgor an.d the Compan.y pursuan.t to paragraph 3.4.2 sub (b) that it will exercise an.y or all of the rights attributed by law to the holders of depository receipts to which Meeting Rights are attributed an.cl/or an.y or all of the \Toting Rights, the Collateral Agent shall have the right to convene a general meeting of shareholders regardless of the number of \Toting Rights it can. exercise pursuan.t to paragraph 3.4.2.---------------------------------------------------------

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS---------------------
4.1    Representations and warranties-----------------------------------------------------------

4.1.1
The Pledgor hereby represents an.d warran.ts to the Collateral Agent that the following is true an.d correct on the date hereof an.d on each date on which Security Assets are acquired by the Pledgor: ----------------------------

(a)	the Pledgor is entitled to pledge the Security Assets as envisaged hereby;-------------------------------------------------------------------------

(b)
the right of pledge created hereby over the Security Assets is a first ranking right of pledge (pandrecht eerste in rang), the Security Assets have not been encumbered with limited rights (beperkte rechten) or otherwise an.d no attachment (beslag) on the Security Assets has been made, in each case, except as permitted by the

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Principal Finance Documents; and ----------------------------------------

(c)
the Security Assets have not been transferred, encumbered or attached in advance, nor has it agreed to such transfer or encumbrance in advance, in each case, except as permitted by the Principal Finance Documents. --------------------------------------------

4.1.2	Furthermore, the Pledgor hereby represents and warrants to the Collateral Agent that the following is true and correct on the date hereof: --------------

(a)
except as disclosed under the Credit Agreement or otherwise permitted by the Principal Finance Documents, the Present Shares have been validly issued and fully paid up and constitute one hundred per cent (100%) of the share capital of the Company at the time of this Deed; -------------------------------------------------------

(b)
it has acquired the Present Shares by means of a notarial deed of sale and transfer of shares in the capital of the Company, executed before T.P. Flokstra, civil law notary (notaris) in Amsterdam, The Netherlands, on the thirteenth day of December two thousand thirteen; -----------------------------------------------------------------------

(c)	no depository receipts have been issued with respect to the Present
Shares; and--------------------------------------------------------------------

(d)	no share certificates (aandeelbewijzen) have been issued with respect to the Present Shares. ---------------------------- ------------------
4.2    C::ove11a11ts --------------------------------------------------------------------------------------
The Pledgor hereby covenants that, subject to the Agreed Security Principles, it will: ------------------------------------------- ---------------------------------------------------

(a)
other than as permitted under the terms of the Principal Finance Documents, not release, settle or subordinate any Related Rights without the Collateral Agent's prior written consent (such consent not to be unreasonably withheld or delayed); ------------------------------------------------

(b)
at its own expense execute all documents and do all such acts as the Collateral Agent may reasonably request for creating, perfecting or protecting the right of pledge envisaged hereby;---------------------------------

(c)
other than envisaged hereby or as permitted under the terms of the Principal Finance Documents, not pledge, otherwise encumber or transfer any Security Assets, whether or not in advance, or permit to subsist any kind of encumbrance or attachment over the Security Assets; -----------------

(d)
other than as permitted under the terms of the Principal Finance Documents, not perform any act that would affect the validity or enforceability of the security under this Deed or cause an Event of Default to occur; --------------------------------------------------------------------------------

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(e) as soon as practicable inform the Collateral Agent of any event or circumstance which may be of importance to the Collateral Agent for the preservation or exercise of the Collateral Agent's rights pursuant hereto and provide the Collateral Agent, upon its written request, with any other information in relation to the (pledge of the) Security Assets as the Collateral Agent may from time to time request acting reasonably, provided that no more than one request shall be made in any twelve (12) month period unless an Enforcement Event has occurred and is continuing;
(f) as soon as reasonably practicable inform in writing persons such as a liquidator (curator) in bankruptcy (jaillissement), an administrator (bewindvoerder) in a suspension of payment (surseance van betaling) or preliminary suspension of payment (voorlopige surseance van betaling) or a person making an attachment (beslaglegger), of the existence of the rights of the Collateral Agent pursuant hereto;-----------------------------------
(g) ensure that the Company shall not issue any shares in its capital or rights to acquire the same, except to the extent permitted under the terms of the Principal Finance Documents; ------------------------------------------------------
(h) except to the extent permitted under the terms of the Principal Finance Documents, not vote on any of the Shares without the consent of the Collateral Agent, in favour of a proposal to (i) an amendment of the Articles of Association, in any manner that could affect the Collateral Agent's rights under this Deed of Pledge, (ii) a dissolution of the Company, (iii) an application for the bankruptcy (jaillissement) or a suspension of payments (surseance van betaling) or preliminary suspension of payments (voorlopige surseance van betaling) of the Company, (iv) a conversion (omzetten), merger (juseren) or division (splitsen) of the Company, (v) a distribution of Related Rights or (vi) a conversion of any of the Shares.----------------------------------------------------
5.    El'lF'()J.lC::El\11!:N'l'----------------------------------------------------- -------------------- ---
5.1    I>efa11lt --------------------------------------------- -------------------- ------------------ -------
Any failure by the Pledgor to satisfy the Secured Obligations when due shall constitute a default (verzuim) in the performance of the Secured Obligations, without any reminder letter (sommatie) or notice of default (ingebrekestelling) being required.----------------------------------------------------------------------------------
5.2    Enforcement ------------------------------------------ ------------------ ------------------- ----
If an Enforcement Event has occurred and is continuing, the Collateral Agent may enforce its right of pledge and take recourse against the proceeds thereof. -----
5.3    No right to deviating manner of enforcement ------------------- ------------------- ---
The Pledgor shall not be entitled to request the court to determine that the

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the provisions of article 3:250 of the Dutch Civil Code.--------------------------------- 5.4    No notice of intention to sell----------------------------------------------------------------
The Collateral Agent shall not be obliged to give notice to the Pledgor of any intention to sell the pledged Security Assets (as provided in article 3:249 of the Dutch Civil Code) or, if applicable, of the fact that it has sold the same Security Assets (as provided in article 3:252 of the Dutch Civil Code). -------------------------
5.5    Application of proceeds ---------------------------------------------------------------------
All monies received or realised by the Collateral Agent in connection with the Security Assets shall be applied by the Collateral Agent in accordance with the Intercreditor Arrangements, subject to the mandatory provisions of Dutch law on enforcement (uitwinning). --------------------------------------------------------------------
6.    MISCELLANEOUS PROVISIONS------------------------------------------------------
6.1    'VVaivers -----------------------------------------------------------------------------------------
6.l.l To the fullest extent allowed by applicable law, the Pledgor waives (doet afstand van) any right it may have of first requiring the Collateral Agent to proceed against or claim payment from any other person or enforce any guarantee or security granted by any other person before exercising its rights pursuant hereto, which waiver is hereby accepted by the Collateral Agent.-----------------------------------------------------------------------------------

6.l.2
The Pledgor hereby irrevocably and unconditionally waives (doet afstand van) any rights it has under or pursuant to any Dutch law provisions for the protection of grantors of security for the debts of third parties, including, to the extent relevant, any rights it may have pursuant to articles 3:233, 3:234 and 6:139 of the Dutch Civil Code, which waiver is hereby accepted by the Collateral Agent. -----------------------------------------

6.l.3
The Pledgor hereby irrevocably and unconditionally waives (doet afstand van), to the extent necessary in advance, any and all rights of recourse ( regres) or subrogation (subrogatie) vis-a-vis any Loan Party that it has or may obtain or acquire after the date of this Deed as a result of any enforcement action in respect of the right of pledge granted under or in connection with this Deed and, to the extent such waiver is not enforceable in whole or in part, any rights of recourse or subrogation to which the Pledgor is or may become entitled under or pursuant to enforcement of any rights of pledge created under or pursuant to this Deed are hereby pledged to the Collateral Agent by way of an undisclosed pledge governed by the terms of this Deed, which waiver and pledge are hereby accepted by the Collateral Agent. -----------------------------------------

6.2    Evidence of indebtedness -------------------------------------------------------------------

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An excerpt from the Collateral Agent's records shall serve as conclusive evidence (dwingend bewijs) of the existence and the amounts of the Secured Obligations, subject to proof to the contrary.--------------------------------------------------------------
6.3    Unenforceability ------------------------------------------------------------------------------
The Pledgor and the Collateral Agent hereby agree that they will negotiate in good faith to replace any provision hereof which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision. --------------------------------------------------------------
6.4    Power of attorney-----------------------------------------------------------------------------
The Pledgor hereby grants an irrevocable power of attorney to the Collateral Agent and any trustee in bankruptcy (curator) or administrator (bewindvoerder) severally provided always that the Collateral Agent may only be entitled to exercise the power of attorney granted to it by the Pledgor under this paragraph if:

(a)	an Enforcement Event has occurred which is continuing and/or --------------

(b)
the Collateral Agent has received notice from the Applicable Representative, the Loan Parties' Agent and/or the Pledgor that the Pledgor has failed to comply with a further assurance or perfection obligation within ten (10) Business Days of being notified of that failure (with a copy of that notice being sent to the Loan Party's Agent), ------------

authorising the Collateral Agent to execute all such documents and to perform and do all such acts and things as the Collateral Agent may deem necessary or useful in order to have the full benefit of the rights granted or to be granted to the Collateral Agent pursuant hereto, including (i) the exercise of any ancillary rights (nevenrechten) as well as any other rights it has in relation to the Security Assets and (ii) the performance of any obligations of the Pledgor hereunder, which authorisation permits the Collateral Agent to (also) act as the Pledgor's counterparty within the meaning of article 3:68 of the Dutch Civil Code. Provided further that the Collateral Agent shall not be obliged to exercise the power of attorney granted to it by the Pledgor under this paragraph 6.4 unless and until it shall have been (a) instructed to do so by the Applicable Representative and (b) indemnified and/or secured and/or prefunded to satisfaction.---------------------------
6.5    I>elegation --------------------------------------------------------------------------------------
Subject to Section 4.05 of the First Lien Intercreditor Agreement (to the extent permitted by Dutch law), each of the Collateral Agent and any trustee in bankruptcy (curator) or administrator (bewindvoerder) shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Deed (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise, any subsequent delegation or any revocation of such power,

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authority or discretion by the Collateral Agent or any trustee in bankruptcy
(curator) or administrator (bewindvoerder) itself. ----------------------------------------
6.6    C::osts------------------------------ ---------------------------------------------------------------
With respect to costs and expenses, Section 9.05 (Expenses; Indemnity) of the Credit Agreement shall apply mutatis mutandis and the provisions thereof are incorporated here by reference. --------------------------------------------------------------
7.    'I'Jl.t\l'l    Jl-------------------------------------------------- -------------------------------- --
7.1    Power to transfer ----------------------- ---------------------------------------------------- --
The Collateral Agent is entitled to transfer all or part of its rights and/or obligations pursuant hereto to any replacement collateral agent appointed in accordance with the First Lien Intercreditor Agreement and to the extent such transfer is in accordance with the terms of the First Lien Intercreditor Agreement, the Pledgor hereby in advance gives its irrevocable consent to and hereby in advance irrevocably co-operates with any such transfer (within the meaning of articles 6:156 and 6:159 of the Dutch Civil Code).---------------------------------------
?.2    'I'ransfer ofinformation--------------------------------------------- ------------------------
Subject to Section 9.16 (Confidentiality) of the Credit Agreement and the terms of the other Loan Documents the Collateral Agent is entitled to impart any information concerning the Pledgor or the Security Assets to any (proposed) transferee. ---------------------------------------------------------------------------------- -----
8.    'I'E:1ll\1Il'li\.'I'l{)l'l------------------------ ---------------------------------------------------- --
8.1    'I'ermination ofpledge ----------------- ---------------------------------------------------- --
Unless terminated by operation of law, the Collateral Agent's rights of pledge created pursuant hereto shall be in full force and effect vis-a-vis the Pledgor until it shall have terminated, in part or in whole, as described in Sub-clause 8.2 ( Termination by notice (opzegging) and waiver (afstand)). -----------------------------

8.2
'I'ermination by notice (opzegging) and waiver (afstantl)---------------------------- The Collateral Agent will be entitled to terminate by notice (opzegging) the right of pledge created hereunder and pursuant hereto in part or in whole, in respect of all or part of the Security Assets and/or all or part of the Secured Obligations. If and insofar as the purported effect of any such termination would require a waiver (afstand van recht) by the Collateral Agent, such termination shall be construed accordingly and the Pledgor hereby in advance agrees to such waiver. - The Collateral Agent's right of pledge created pursuant hereto in respect of any or all of the Security Assets shall be released and cancelled (a) by the Collateral Agent (acting on the instructions of the Applicable Representative) at the request and cost of the Pledgor, upon the Secured Obligations being irrevocably paid or discharged in full and none of the Secured Parties being under any further actual or    contingent    obligation    to    make    advances    or provide    other    financial

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accommodation to the Pledgor or any other person under any of the Loan
Documents, or (b) in accordance with, and to the extent required by, the Intercreditor Arrangements (to the extent it is possible to give effect to such arrangements under Dutch law).-------------------------------------------------------------
9.    N() I..III..I'I'Y-------------------------------------------------------------------------------
None of the Collateral Agent, its nominee(s) or any trustee in bankruptcy (curator) or administrator (bewindvoerder) or delegate appointed pursuant to this Deed shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with the Security Assets or (c) the taking possession or realisation of all or any part of the Security Assets, except to the extent provided in the Principal Finance Documents. ------------------------------------
10.    G()VERNING I..AW AND JURISDIC'f l()N-------------------------------------------
10.1    Governing law---------------------------------------------------------------------------------
This Deed and any non-contractual obligations arising out of or in connection with this Deed are governed by and shall be interpreted in accordance with Dutch law.-----------------------------------------------------------------------------------------------
10.2    J11riscliction ------------------------------------------------------------------------------------
Any disputes arising from or in connection with this Deed shall be submitted in first instance to the competent court in Amsterdam, The Netherlands, without prejudice to the Collateral Agent's right (to the extent allowed by law) to submit any disputes to any other competent court in The Netherlands or in any other jurisdiction. -------------------------------------------------------------------------------------
10.3    Power of attorney ----------------------------------------------------------------------------
If a party to this Deed is represented by an attorney or attorneys in connection with the execution of this Deed or any agreement or document pursuant hereto and the relevant power of attorney is expressed to be governed by Dutch law, such choice of law is hereby accepted by each other party, in accordance with
•
article 14 Hague Convention on the Law Applicable to Agency of the fourteenth
day of March nineteen hundred and seventy-eight.--------------------------------------- 10.4    Domicile (woonplaats)------------------------------------------------------------------------
Pursuant to article 1:15 of the Dutch Civil Code the Pledgor hereby designates the offices of the Company as its domicile (woonplaats) for service of process in any proceedings in connection with this Deed. This designation shall be without prejudice to any other method of service of process permitted by law. ---------------
11.    'I'IIE C()MPANY -----------------------------------------------------------------------------
The Company hereby: -------------------------------------------------------------------------

(a)	acknowledges the right of pledge created over the Security Assets; ----------

(b)	confirms that it has been notified (medegedeeld) of the right of pledge created over the Related Rights;----------------------------------------------------

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(c)	undertakes to register in its shareholders' register:------------------------------- (i) the right of pledge over the Shares; ---------------------------------------

(ii)	the conditional transfer of Voting Rights to the Collateral Agent; and ----------------- ------------------------------------------------------------

(iii)	that, if an Enforcement Event has occurred and is continuing and notice is given to the Company, as set out in more detail in this Deed, the Collateral Agent shall have the rights attributed by law to the holders of depository receipts to which Meeting Rights are attributed; ---------------------------------------------------------------------

(d)	confirms that the members of the management board (bestuur) of the
Company have been given the opportunity to cast an advisory vote within the meaning of article 2:238 paragraph 2 of the Dutch Civil Code in respect of the resolution referred to in Clause 3.4.1 of this Deed;-------------

(e)
represents and warrants that to the best of its knowledge and belief the representations and warranties of the Pledgor made pursuant to paragraphs 4.1.1 sub (a) and (b) and 4.1.2 sub (a) are true and correct; ------

(f) represents and warrants that no Depository Receipts have been issued with respect to the Present Shares; ---------------------------- ---------------------------

(g)	represents and warrants that no share certificates (aandeelbewijzen ) have been issued with respect to the Present Shares; ----------------------------------

(h)
represents and warrants that no rights to acquire shares in the capital of the Company have been issued which are still outstanding except to the extent permitted under the terms of the Loan Documents; and ---------------

(i)
covenants that it shall not issue any shares, or rights to acquire shares, in the capital of the Company, except to the extent explicitly permitted under the terms of the other Loan Documents. ------------------------------------------

12.    C::I'\'II., I.,.t\.\lV    ()'I'J\l{"\:7 ---------------------------------------------------------------------
Each of the parties to this Deed acknowledges that:--------------------------------------

(a)	Dr T.P. van Duuren, civil law notary (notaris) in Amsterdam, The Netherlands , is a partner of Clifford Chance LLP; and-------------------------

(b)
Clifford Chance LLP acts as the legal adviser to the Administrative Agent, Linklaters LLP in Amsterdam acts as the Dutch legal adviser to the Collateral Agent and that Freshfields Brockhaus Deringer LLP in Amsterdam acts as the Dutch legal adviser to the Pledgor and the Company in this transaction; and, -------------------------------------------------

having consulted its legal advisers, confirms its agreement and accepts that Dr
T.P. van Duuren aforementioned or one of his deputies (kandidaat-notarissen ) shall execute this Deed and that this shall not prevent Clifford Chance LLP from continuing to act as legal adviser to the Administrative Agent.--------------- ----------

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THIS DEED, was executed in Amsterdam on the date first above written. ------------------ The person appearing is known to me, civil law notary. ----------------------------------------- The essential contents of this deed were communicated and explained to the person appearing. ------------------------------------------------------------------------------------------------
The person appearing then declared to have noted and approved the contents and did not want a full reading thereof. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.---------------------------- ----------------------- Signed.

ISSUED AS A TRUE COPY
by Krishna van Zundert, ka.ndidaat-notaris, deputising for Dr Thomas Pieter van Duuren, civil law notary (notaris) in Amsterdam, on 14 February 2014.

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